Exhibit 4.1

ALLIANCE HEALTHCARE SERVICES, INC.,

Issuer

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Supplemental Indenture

Dated as of November 27, 2009

Supplemental Indenture to the Indenture

dated as of December 29, 2004

with respect to the

7¼% Senior Subordinated Notes due 2012

This Supplemental Indenture (this “Supplemental Indenture”), dated as of November 27, 2009, amends that certain Indenture, dated as of December 29, 2004 (the “Indenture”), between Alliance HealthCare Services, Inc. (f/k/a Alliance Imaging, Inc.), a Delaware corporation, as issuer (the “Issuer”), having its principal office at 100 Bayview Circle, Suite 400, Newport Beach, California 92660, and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), a national banking corporation, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company has executed and delivered to the Trustee the Indenture, pursuant to which the Company issued $150,000,000 aggregate principal amount of 7¼% Senior Subordinated Notes due 2012 (the “Notes”);

WHEREAS, the Company is making a tender offer (the “Tender Offer”) to purchase the Notes for cash;

WHEREAS, the Company has solicited consents from Holders of the Notes to certain amendments to the Indenture, which are contained in this Supplemental Indenture (the “Amendments”);

WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee, with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, may amend or supplement certain provisions of the Indenture with respect to the Notes;

WHEREAS, the Holders of not less than a majority in principal amount of the outstanding Notes have consented to the Amendments;

WHEREAS, this Supplemental Indenture is effective as of the date hereof; and

WHEREAS, the Amendments contained in this Supplemental Indenture shall not become operative until the time and date that the Company accepts for purchase the Notes that are tendered and not withdrawn pursuant to the Tender Offer in an amount representing not less than a majority in principal amount of the then outstanding Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.         Definitions.  For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b)           capitalized terms used but not defined in this Supplemental Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.         Amendments.  The Indenture is hereby amended as follows:

(a)           Section 1003 of the Indenture is hereby amended by deleting the following first paragraph:

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

The remainder of Section 1003 of the Indenture shall remain in effect.

(b)           Section 1004 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1004.  INTENTIONALLY OMITTED.”

(c)           Section 1005 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1005.  INTENTIONALLY OMITTED.”

(d)           Section 1006 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1006.  INTENTIONALLY OMITTED.”

(e)           Section 1007 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1007.  INTENTIONALLY OMITTED.”

(f)            Section 1008 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1008.  INTENTIONALLY OMITTED.”

(g)           Section 1009 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1009.  INTENTIONALLY OMITTED.”

(h)           Section 1010 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1010.  INTENTIONALLY OMITTED.”

(i)            Section 1011 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1011.  INTENTIONALLY OMITTED.”

(j)            Section 1012 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1012.  INTENTIONALLY OMITTED.”

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(k)           Section 1013 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1013.  INTENTIONALLY OMITTED.”

(l)            Section 1014 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1014.  INTENTIONALLY OMITTED.”

(m)          Section 1015 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1015.  INTENTIONALLY OMITTED.”

(n)           Section 1016 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1016.  INTENTIONALLY OMITTED.”

(o)           Section 1017 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 1017.  INTENTIONALLY OMITTED.”

(p)           Section 1018 of the Indenture is hereby amended by deleting paragraph (a) in its entirety and replacing it with the words “(a)  INTENTIONALLY OMITTED.”

(q)           Section 1019 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “The Company shall comply with the provisions of TIA Section 314(a).”

(r)           Section 501 of the Indenture is hereby amended as follows:

(1)           by deleting clauses (iii), (iv), (v), (vi), (vii) and (viii) thereof in their entirety;

(2)           by inserting immediately after the semi-colon at the end of clause (i) the word “or”’ and

(3)           by deleting the semi-colon at the end of clause (ii) and inserting a period in lieu thereof.

(s)           Section 1204 of the Indenture is hereby amended as follows:

(1)           by deleting clause (ii) in its entirety and replacing it with the words “(ii)  INTENTIONALLY OMITTED.”;

(2)           by deleting clause (iii) in its entirety and replacing it with the words “(iii)  INTENTIONALLY OMITTED.”;

(3)           by deleting clause (iv) in its entirety and replacing it with the words “(iv)  INTENTIONALLY OMITTED.”;

(4)           by deleting clause (v) in its entirety and replacing it with the words “(v)  INTENTIONALLY OMITTED.”;

(5)           by deleting clause (vi) in its entirety and replacing it with the words “(vi)  INTENTIONALLY OMITTED.”;

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(6)           by deleting clause (vii) in its entirety and replacing it with the words “(vii)  INTENTIONALLY OMITTED.”; and

(7)           by inserting the word “and” after the words “(vii)  INTENTIONALLY OMITTED.”

(t)           Section 801 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 801.  INTENTIONALLY OMITTED.”

(u)          All definitions contained in the Indenture, the references to which would be eliminated as a result of the amendments contained in paragraphs (a) through (t) of this Section 2, shall be deemed deleted in their entirety.  All definitions contained in the Indenture, the references to which would be amended as a result of the amendments contained in paragraphs (a) through (t) of this Section 2, shall be deemed amended to the extent applicable.

SECTION 3.         Effectiveness.  This Supplemental Indenture supplements the Indenture with respect to the Notes and shall be a part and subject to all of the terms thereof.  Except as supplemented hereby, the Indenture shall continue in full force and effect.

The Supplemental Indenture shall be effective as of the date hereof; provided, however, the Amendments effected by this Supplemental Indenture shall not become operative until the time and date that the Company accepts for purchase the Notes that are tendered and not withdrawn pursuant to the Tender Offer in an amount representing not less than a majority in principal amount of the then outstanding Notes.

SECTION 4.         NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 5.         The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

SECTION 6.         Successors and Assigns.  All agreements of the Company in this Supplemental Indenture shall bind its successors and assigns.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 7.         Separability.  In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9.         Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ALLIANCE HEALTHCARE SERVICES, INC.

By:	/s/ Eli H. Glovinsky
	Name:	Eli H. Glovinsky
	Title:	Executive Vice President, General
Counsel and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Alex Briffett
	Name:	John (Alex) Briffett
	Title:	Authorized Signatory

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